1st Quarter Fiscal 2025 Earnings Slide Deck Exhibit 99.2

Safe-Harbor Statement © 2024 Lindsay Corporation This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated January 7, 2025.

© 2024 Lindsay Corporation Key Messages Irrigation revenue growth driven by international project volume in the Middle East and North Africa (MENA) region Infrastructure operating margin expansion leads to improved operating income on lower revenues Net earnings and diluted earnings per share (EPS) increase by 14 percent and 15 percent, respectively, versus prior year quarter Large Road Zipper System™ contract expected to be delivered in second quarter Acquisition of a minority interest in Pessl Instruments GmbH finalized

First Quarter Summary © 2024 Lindsay Corporation Revenues increased $4.9 million compared to the prior year Irrigation increased $6.9 million Infrastructure decreased $2.0 million Operating income decreased $0.2 million compared to the prior year Irrigation decreased $0.6 million Infrastructure increased $0.5 million Corporate expense increased $0.1 million Diluted EPS benefited from an increase in other income and a lower effective tax rate compared to the prior year +3% -1% +15% Revenue Operating Income (with operating margin) Diluted EPS

Irrigation – Current Market Factors As of November 2024, U.S. corn and soybean prices were approximately 8 percent and 27 percent lower, respectively, compared to November 2023 In December 2024, the USDA estimated 2024 U.S. net farm income to be $140.7 billion, a decrease of 4 percent from 2023 U.S. net farm income of $146.7 billion Decrease in government support payments of 14 percent Decrease in cash receipts for crops of 9 percent U.S. farm balance sheets remain solid following three years of profitability In Brazil, the market continues to be tempered by lower commodity prices and credit availability Project opportunities in developing international markets continue to be active, driven by food security and water scarcity concerns

Irrigation Segment – First Quarter Summary © 2024 Lindsay Corporation North America revenue of $77.7 million decreased 13 percent Lower unit sales volume due to challenging market conditions Less favorable mix of shorter machines Lower average selling prices Unit sales volume breakdown by category: Replacement 51%, Conversion 33%, Dryland 16% International revenue of $69.4 million increased 37 percent Higher sales to developing markets from the MENA region project Lower sales in Brazil Higher sales in Europe and certain regions of Latin America Unfavorable effects of foreign currency translation of $2.1 million Operating income of $24.7 million decreased 2 percent Lower operating income and margin resulted primarily from a higher proportion of international project revenues, which were dilutive to overall margin Revenue -2% +5% Operating Income (with operating margin) 6 $ in millions

Infrastructure – Current Market Factors Infrastructure Investment and Jobs Act (IIJA) funding includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects Higher inflation on material prices and labor costs has offset some of the impact of the incremental funding Through August 2024, approximately 27 percent of the IIJA funds have been reimbursed to the states The value of U.S. highway & bridge construction activity increased 10 percent in 2023 and 5 percent through November 2024 over the same prior year periods Active management of opportunities in Road Zipper System project sales funnel continue to show progress

Infrastructure Segment – First Quarter Summary © 2024 Lindsay Corporation Revenue of $21.2 million decreased 9 percent Timing of Road Zipper System™ lease revenue Lower sales of road safety products Operating income of $4.1 million increased 14 percent Improved manufacturing efficiency and lower operating expenses Finalized a large Road Zipper System project Project is valued at over $20 million Expect to deliver in the second quarter Revenue +14% Operating Income (with operating margin) -9% $ in millions

© 2024 Lindsay Corporation Ample Liquidity to Execute Capital Allocation Priorities $244M Available liquidity Current Liquidity 1.0x Gross Debt to EBITDA leverage Substantial Room to add Leverage No Near-Term Debt Maturities $115M Total Debt Long-term debt matures in 2030

Capital Allocation Priorities © 2024 Lindsay Corporation Working capital to support sales growth New product development Capacity and productivity investments Align with strategic growth priorities Leverage or add to existing capabilities Deliver return on invested capital Increase annual dividends Opportunistic share repurchase Support Growth and Profitability of Current Businesses Acquisitions Return Capital to Shareholders

Innovation Leadership: Addressing Global Megatrends © 2024 Lindsay Corporation Capitalizing on global megatrends Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably Food Security Water Scarcity Land Availability Aging Infrastructure Mobility Safety Increased Safety Standards

Strong Commitment to Sustainable Practices © 2024 Lindsay Corporation Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity

Appendix

U.S. Net Farm Income and Net Cash Farm Income Inflation adjusted, 2004-2024F 2004-23 average NCFI Note: F = forecast. Values are adjusted for inflation using the U.S. Bureau of Economic Analysis Gross Domestic Product Price Index (BEA API series code: A191RG) rebased to 2024 by USDA, Economic Research Service. Source: USDA, Economic Research Service, Farm Income and Wealth Statistics. Data as of December 3, 2024 $ billion 2004-23 average NFI

U.S. Corn Prices Source: Trading Economics

U.S. Soybean Prices Source: Trading Economics

Soybean Cash Price Index – Brazil Source:Cepea

Brazil Central Bank Interest Rate Source: Trading Economics| Banco Central do Brasil

United States Drought Condition Source: US Drought Monitor, December 2024 2023 2024